UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2006

Axcelis Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director.  On November 8, 2006, the Board of Directors elected Geoffrey Wild as a director of the Company for a term ending at the 2007 Annual Meeting of Stockholders.  Mr. Wild is the President and Chief Executive Officer of Nikon Precision, Inc.  There is no arrangement or understanding between the new director and any other persons pursuant to which Mr. Wild was selected as a director.  Mr. Wild has been named to the Audit Committee of the Board of Directors effective November 10, 2006.  There are no current or proposed transactions between the Company and Mr. Wild or his immediate family members requiring disclosure under Item 404(a) of Regulations S-K promulgated by the Securities Exchange Commission.  Mr. Wild participates in the Company’s non-employee director compensation arrangements, a description of which appears under the heading “Director Compensation” in the proxy statement for the Company’s 2006 annual meeting of stockholders and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2006	Axcelis Technologies, Inc.

	By:	/s/ Stephen G. Bassett
Stephen G. Bassett
Executive Vice President and Chief Financial Officer